Exhibit 21.01

                              TRIDENT MEDIA GROUP, INC.

                             SUBSIDIARIES OF REGISTRANT



           Subsidiary               State of Jurisdiction or Incorporation
---------------------------------   -------------------------------------

Spector Entertainment Group, Inc.          California

Steinley's Photochart Systems, Inc.        Idaho

On Track, Inc.                             New Mexico

Trident Prepaid, Inc.
  (formerly GoldenTel Prepaid LLC)         Nevada

Trident Telecard, Inc.                     Nevada